UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 4, 2015

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2015, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 4, 2015

Exhibit 99.1

 PRESS RELEASE

Maiden Holdings, Ltd. Announces Second Quarter 2015 Operating Earnings(1) of $28.4 million or $0.37 Per Diluted Common Share and Net Income Attributable to Common Shareholders of $20.5 Million or $0.27 Per Diluted Common Share

Highlights for the quarter ended June 30, 2015

•	Net operating earnings(1) of $28.4 million, or $0.37 per diluted common share compared with net operating earnings of $28.2 million, or $0.37 per diluted common share in the second quarter of 2014;

•	Annualized operating return on common equity(1) of 12.2% compared to 13.0% in the second quarter of 2014;

•
Net income attributable to Maiden common shareholders of $20.5 million or $0.27 per diluted common share compared with a net income of $25.8 million, or $0.34 per diluted common share in the second quarter of 2014;

•	Gross premiums written increased 20.4% to $674.2 million compared to the second quarter of 2014;

•	Net premiums written increased 16.4% to $629.6 million compared to the second quarter of 2014;

•	Combined ratio(11) of 99.2% compared to 98.0% in the second quarter of 2014;

•	Net investment income was $35.2 million, an increase of 25.1% compared to the second quarter of 2014; and

•	Book value per common share(4) at June 30, 2015 decreased 2.7% versus December 31, 2014.

Highlights for the six months ended June 30, 2015

•	Net operating earnings(1) of $55.0 million, or $0.71 per diluted common share compared with net operating earnings of $53.7 million, or $0.70 per diluted common share in the first six months of 2014;

•	Annualized operating return on common equity(1) of 12.1% compared to 12.6% in the first half of 2014;

•	Net income attributable to Maiden common shareholders of $52.9 million or $0.69 per diluted common share compared with $21.7 million, or $0.29 per diluted common share in the first six months of 2014;

•	Gross premiums written increased 17.6% to $1.5 billion compared to the first half of 2014;

•	Net premiums written increased 14.1% to $1.4 billion in the first half of 2015 compared to the same period last year;

•	Combined ratio(11) of 98.7% compared to 97.8% in the first six months of 2014; and

•	Net investment income was $63.4 million, an increase of 13.3% compared to the first half of 2014.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported second quarter 2015 net operating earnings(1) of $28.4 million compared with $28.2 million in the second quarter of 2014. Net income attributable to Maiden common shareholders in the second quarter of 2015 was $20.5 million compared to net income attributable to Maiden common shareholders of $25.8 million in the second quarter of 2014.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “In the quarter, we benefited from significantly increased investment income, as we put a substantial portion of our first quarter cash balance to work, improved underwriting performance in our international IIS business and continued strength in the AmTrust segment. We continue to realize favorable revenue trends reflecting growth in the AmTrust segment influenced by organic growth and the Tower acquisition. In our Diversified segment, revenue in the quarter was negatively impacted by client M&A activity, but business development, particularly in our international areas is very strong. Newly won and developing accounts are expected to drive growth in the latter part of the year and into 2016. While the second quarter was impacted by adverse excess of loss commercial auto claims development, we believe that we have responded swiftly in taking appropriate actions from an underwriting, claims, and actuarial perspective. We remain confident in our ability to strengthen earnings and enhance returns while continuing to build our unique and highly differentiated business.”

Results for the quarter ended June 30, 2015
Maiden reported second quarter 2015 net operating earnings(1) of $28.4 million, or $0.37 per diluted common share compared with $28.2 million, or $0.37 per diluted common share in the second quarter of 2014. Net income attributable to common shareholders was $20.5 million or $0.27 per diluted common share compared with $25.8 million or $0.34 per diluted common share in the second quarter of 2014.

In the second quarter of 2015, gross premiums written increased 20.4% to $674.2 million from $560.0 million in the second quarter of 2014. Net premiums written totaled $629.6 million in the second quarter of 2015, an increase of 16.4% compared to the second quarter of 2014.  The Diversified Reinsurance segment’s net premiums written totaled $144.8 million, a decrease of 15.1% versus the second quarter of 2014. Within the Diversified Reinsurance segment, the U.S. business premium volume was impacted by the termination of one large customer account following its sale to a larger insurer earlier in the year. Premium levels in the international business were negatively impacted by foreign exchange movements resulting from the strong U.S. dollar. In the AmTrust Reinsurance segment, net premiums written increased by 30.3% to $484.8 million compared to the second quarter of 2014 reflecting continued business growth resulting from AmTrust’s acquisition of Tower Group business as well as continued organic growth.

Net premiums earned of $609.4 million increased 14.6% compared to the second quarter of 2014.   In the Diversified Reinsurance segment, net premiums earned decreased 8.8% to $184.8 million compared to the second quarter of 2014. The AmTrust Reinsurance segment earned premiums were up 30.7% to $424.6 million compared to the second quarter of 2014.

Net loss and loss adjustment expenses of $414.9 million were up 18.2% compared to the second quarter of 2014.  The loss ratio(7) of 67.8% was higher than the 65.7% reported in the second quarter of 2014.

Commission and other acquisition expenses, including general and administrative expenses, increased $19.3 million to $192.0 million in the second quarter of 2015, compared to the same quarter a year ago. The total expense ratio(10) dropped to 31.4% for the second quarter of 2015 compared with 32.3% in the same quarter last year, due to a change in business mix. General and administrative expenses for the second quarter of 2015 totaled $16.3 million compared with $15.3 million in the second quarter of 2014. The general and administrative expense ratio(9) was 2.7% in the second quarter of 2015 compared to 2.9% in the second quarter of 2014.

The combined ratio(11) for the second quarter of 2015 totaled 99.2% compared with 98.0% in the second quarter of 2014. The Diversified Reinsurance segment combined ratio was 104.1% in the second quarter of 2015, up from 97.7% in the second quarter of 2014. The higher Diversified Reinsurance segment combined ratio was due to adverse development in U.S. excess of loss commercial auto liability. The AmTrust Reinsurance segment reported a combined ratio of 95.2% in the second quarter of 2015 compared to 95.7% in the second quarter of 2014. The improved combined ratio for the AmTrust Reinsurance segment was due to a change in business mix reflecting earned premium growth in the more profitable workers’ compensation line.

Net investment income of $35.2 million in the second quarter of 2015 increased 25.1% compared to the second quarter of 2014. As of June 30, 2015, the average yield on the fixed income portfolio (excluding cash) is 3.40% with an average duration of 5.05 years. Cash and cash equivalents were $309.1 million as at June 30, 2015 or $83.4 million lower than at year end 2014.

Total assets increased 9.7% to $5.7 billion at June 30, 2015 compared to $5.2 billion at year-end 2014.   Shareholders' equity was $1.2 billion, down 1.4% compared to December 31, 2014. Book value per common share was $12.35 at June 30, 2015 or 2.7% lower than at December 31, 2014.

During the second quarter of 2015, the Board of Directors declared dividends of $0.13 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

Results for the six months ended June 30, 2015
Net operating earnings(1) for the first six months of 2015 were $55.0 million, or $0.71 per diluted common share compared with $53.7 million, or $0.70 per diluted common share in the first half of 2014. Net income attributable to Maiden common shareholders was $52.9 million compared to net income attributable to Maiden common shareholders of $21.7 million in the first half of 2014. In the first quarter of 2014, net income was impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the TRUPs.

In the first half of 2015, gross premiums written totaled $1.5 billion, an increase of 17.6% compared to the first six months of 2014.  In the first half of 2015, net premiums written totaled $1.4 billion, an increase of 14.1% compared to the first six months of 2014.  Net premiums written in the Diversified Reinsurance segment totaled $439.0 million, a decrease of 5.0% versus the first half of 2014. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 24.9% to $987.6 million compared to the first half of 2014.

Net premiums earned of $1.2 billion increased 12.9% compared to the first six months of 2014.  Net premiums earned decreased 6.2% in the Diversified Reinsurance segment to $377.5 million compared to the first half of 2014. The AmTrust Quota Share Reinsurance segment net premiums earned were up 28.5% to $809.3 million compared to the first half 2014.

Net loss and loss adjustment expenses of $792.3 million were up 12.8% compared to the first six months of 2014.  The loss ratio(7) of 66.3% was flat compared to the first half of 2014.

Commission and other acquisition expenses, including general and administrative expenses, increased $52.9 million to $386.5 million in the first half of 2015 versus the comparable period a year ago, while the total expense ratio(10) rose to 32.4% for the first six months of 2015 compared with 31.5% in the same period last year. General and administrative expenses for the first half of 2015 totaled $32.5 million compared with $30.1 million in the first six months of 2014. The general and administrative expense ratio(9) decreased to 2.7% in the first half of 2015 versus 2.8% in the same period during 2014.

The combined ratio(11) for the first half of 2015 totaled 98.7% compared with 97.8% in the first six months of 2014. The Diversified Reinsurance segment had a combined ratio of 102.6% in the first half of 2015 compared to 97.6% in the first six months of 2014. The AmTrust Quota Share Reinsurance segment reported a combined ratio of 94.9% in the first half of 2015 compared to 95.6% in the comparable period in 2014.

Net investment income of $63.4 million in the first half of 2015 increased 13.3% compared to the first half of 2014.

(1)(4)(6) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(9)(10)(11) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 91047354
Webcast: http://www.maiden.bm/news_events

A replay of the conference call will be available beginning at 11:30 a.m. ET on August 5, 2015 through midnight on August 19, 2015. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 91047354; or access http://www.maiden.bm/news_events
About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2015, Maiden had $5.7 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except per share data)

	June 30, 2015 (Unaudited)	December 31, 2014 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2015: $3,809,978; 2014: $3,379,864)	$3,823,873	$3,456,904
Other investments, at fair value (Cost 2015: $10,995; 2014: $10,862)	12,321	12,571
Total investments	3,836,194	3,469,475
Cash and cash equivalents	57,376	108,119
Restricted cash and cash equivalents	251,749	284,381
Accrued investment income	29,351	27,524
Reinsurance balances receivable, net	600,229	512,996
Reinsurance recoverable on unpaid losses	91,382	75,873
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	443,193	372,487
Goodwill and intangible assets, net	88,045	87,336
Other assets	98,583	57,926
Total assets	$5,664,077	$5,164,092
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,459,293	$2,271,292
Unearned premiums	1,483,882	1,207,757
Accrued expenses and other liabilities	135,185	83,877
Senior notes	360,000	360,000
Total liabilities	4,438,360	3,922,926
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	746	739
Additional paid-in capital	582,612	578,445
Accumulated other comprehensive income	40,933	95,293
Retained earnings	288,884	255,084
Treasury shares, at cost	(4,521)	(3,867)
Total Maiden shareholders’ equity	1,223,654	1,240,694
Noncontrolling interest in subsidiaries	2,063	472
Total equity	1,225,717	1,241,166
Total liabilities and equity	$5,664,077	$5,164,092

Book value per common share(4)	$12.35	$12.69

Common shares outstanding	73,588,978	72,932,702

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2014
Revenues:
Gross premiums written	$674,168	$560,008	$1,508,434	$1,282,390
Net premiums written	$629,618	$540,920	$1,426,601	$1,250,812
Change in unearned premiums	(20,198)	(9,024)	(239,862)	(199,686)
Net premiums earned	609,420	531,896	1,186,739	1,051,126
Other insurance revenue	2,252	2,842	7,231	8,004
Net investment income	35,157	28,107	63,417	55,949
Net realized gains on investment	242	577	1,111	665
Total revenues	647,071	563,422	1,258,498	1,115,744
Expenses:
Net loss and loss adjustment expenses	414,927	351,157	792,333	702,501
Commission and other acquisition expenses	175,697	157,402	354,039	303,484
General and administrative expenses	16,301	15,302	32,498	30,130
Total expenses	606,925	523,861	1,178,870	1,036,115
Income from operations(2)	40,146	39,561	79,628	79,629
Other expenses
Interest and amortization expenses	(7,266)	(7,266)	(14,530)	(15,426)
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	(28,240)
Amortization of intangible assets	(710)	(819)	(1,420)	(1,638)
Foreign exchange and other (losses) gains	(5,191)	934	2,635	1,072
Total other expenses	(13,167)	(7,151)	(13,315)	(44,232)
Income before income taxes	26,979	32,410	66,313	35,397
Income tax expense	468	495	1,268	1,421
Net income	26,511	31,915	65,045	33,976
Add (less): loss (income) attributable to noncontrolling interest	92	(27)	47	(66)
Net income attributable to Maiden	26,603	31,888	65,092	33,910
Dividends on preference shares(6)	(6,084)	(6,084)	(12,168)	(12,168)
Net income attributable to Maiden common shareholders	$20,519	$25,804	$52,924	$21,742
Net operating earnings attributable to Maiden common shareholders(1)	$28,399	$28,193	$55,033	$53,746
Basic earnings per common share attributable to Maiden shareholders	$0.28	$0.35	$0.72	$0.30
Diluted earnings per common share attributable to Maiden shareholders	$0.27	$0.34	$0.69	$0.29
Basic operating earnings per common share attributable to Maiden shareholders	$0.39	$0.39	$0.75	$0.74
Diluted operating earnings per common share attributable to Maiden shareholders	$0.37	$0.37	$0.71	$0.70
Dividends declared per common share	$0.13	$0.11	$0.26	$0.22

Weighted average number of common shares - basic	73,482,506	72,860,243	73,284,559	72,784,598
Adjusted weighted average number of common shares and assumed conversions - diluted	85,566,706	84,766,285	85,414,344	84,711,777

Net loss and loss adjustment expense ratio(7)	67.8%	65.7%	66.3%	66.3%
Commission and other acquisition expense ratio(8)	28.7%	29.4%	29.7%	28.7%
General and administrative expense ratio(9)	2.7%	2.9%	2.7%	2.8%
Expense ratio(10)	31.4%	32.3%	32.4%	31.5%
Combined ratio(11)	99.2%	98.0%	98.7%	97.8%
Annualized return on common equity	8.8%	11.9%	11.6%	5.1%
Annualized operating return on common equity	12.2%	13.0%	12.1%	12.6%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2014
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$20,519	$25,804	$52,924	$21,742
Add (subtract)
Net realized gains on investment	(242)	(577)	(1,111)	(665)
Foreign exchange and other losses (gains)	5,191	(934)	(2,635)	(1,072)
Amortization of intangible assets	710	819	1,420	1,638
Divested excess and surplus ("E&S") business and NGHC run-off	1,931	2,791	3,855	2,791
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	—	—	—	492
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	28,240
Non-cash deferred tax expense	290	290	580	580
Net operating earnings attributable to Maiden common shareholders(1)	$28,399	$28,193	$55,033	$53,746
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.39	$0.39	$0.75	$0.74
Diluted earnings per common share attributable to Maiden shareholders	$0.37	$0.37	$0.71	$0.70
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$26,603	$31,888	$65,092	$33,910
Add (subtract)
Foreign exchange and other losses (gains)	5,191	(934)	(2,635)	(1,072)
Amortization of intangible assets	710	819	1,420	1,638
Interest and amortization expenses	7,266	7,266	14,530	15,426
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	28,240
Income tax expense	468	495	1,268	1,421
(Loss) income attributable to noncontrolling interest	(92)	27	(47)	66
Income from operations(2)	$40,146	$39,561	$79,628	$79,629

	June 30, 2015	December 31, 2014
Investable assets:
Total investments	$3,836,194	$3,469,475
Cash and cash equivalents	57,376	108,119
Restricted cash and cash equivalents	251,749	284,381
Loan to related party	167,975	167,975
Total investable assets(3)	$4,313,294	$4,029,950

	June 30, 2015	December 31, 2014
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	908,654	925,694
Total Maiden shareholders' equity	1,223,654	1,240,694
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Total capital resources(5)	$1,583,654	$1,600,694

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's debt and Maiden shareholders' equity.

(6) Dividends on preference shares consist of $3,094 and $6,188 paid to Preference Shares - Series A and $2,990 and $5,980 paid to Preference shares - Series B, during the three and six months ended June 30, 2015 and 2014, respectively.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended June 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$151,646	$522,522	$—	$674,168
Net premiums written	$144,785	$484,833	$—	$629,618
Net premiums earned	$184,803	$424,617	$—	$609,420
Other insurance revenue	2,252	—	—	2,252
Net loss and loss adjustment expenses	(142,992)	(270,142)	(1,793)	(414,927)
Commission and other acquisition expenses	(42,412)	(133,147)	(138)	(175,697)
General and administrative expenses	(9,407)	(762)	—	(10,169)
Underwriting (loss) income	$(7,756)	$20,566	$(1,931)	$10,879
Reconciliation to net income
Net investment income and realized gains on investment				35,399
Interest and amortization expenses				(7,266)
Amortization of intangible assets				(710)
Foreign exchange and other losses				(5,191)
Other general and administrative expenses				(6,132)
Income tax expense				(468)
Net income				$26,511

Net loss and loss adjustment expense ratio(7)	76.4%	63.6%		67.8%
Commission and other acquisition expense ratio(8)	22.7%	31.4%		28.7%
General and administrative expense ratio(9)	5.0%	0.2%		2.7%
Combined ratio(11)	104.1%	95.2%		99.2%

For the Three Months Ended June 30, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$188,103	$372,024	$(119)	$560,008
Net premiums written	$170,474	$372,024	$(1,578)	$540,920
Net premiums earned	$202,682	$324,926	$4,288	$531,896
Other insurance revenue	2,842	—	—	2,842
Net loss and loss adjustment expenses	(134,324)	(211,779)	(5,054)	(351,157)
Commission and other acquisition expenses	(56,758)	(98,510)	(2,134)	(157,402)
General and administrative expenses	(9,641)	(653)	(203)	(10,497)
Underwriting income (loss)	$4,801	$13,984	$(3,103)	$15,682
Reconciliation to net income
Net investment income and realized gains on investment				28,684
Interest and amortization expenses				(7,266)
Amortization of intangible assets				(819)
Foreign exchange gains				934
Other general and administrative expenses				(4,805)
Income tax expense				(495)
Net income				$31,915

Net loss and loss adjustment expense ratio(7)	65.4%	65.2%		65.7%
Commission and other acquisition expense ratio(8)	27.6%	30.3%		29.4%
General and administrative expense ratio(9)	4.7%	0.2%		2.9%
Combined ratio(11)	97.7%	95.7%		98.0%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Six Months Ended June 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$456,987	$1,051,448	$(1)	$1,508,434
Net premiums written	$438,983	$987,617	$1	$1,426,601
Net premiums earned	$377,487	$809,250	$2	$1,186,739
Other insurance revenue	7,231	—	—	7,231
Net loss and loss adjustment expenses	(275,378)	(513,236)	(3,719)	(792,333)
Commission and other acquisition expenses	(100,618)	(253,283)	(138)	(354,039)
General and administrative expenses	(18,727)	(1,509)	—	(20,236)
Underwriting (loss) income	$(10,005)	$41,222	$(3,855)	$27,362
Reconciliation to net income
Net investment income and realized gains on investment				64,528
Interest and amortization expenses				(14,530)
Amortization of intangible assets				(1,420)
Foreign exchange and other gains				2,635
Other general and administrative expenses				(12,262)
Income tax expense				(1,268)
Net income				$65,045

Net loss and loss adjustment expense ratio(7)	71.6%	63.4%		66.3%
Commission and other acquisition expense ratio(8)	26.2%	31.3%		29.7%
General and administrative expense ratio(9)	4.8%	0.2%		2.7%
Combined ratio(11)	102.6%	94.9%		98.7%

For the Six Months Ended June 30, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$492,290	$791,034	$(934)	$1,282,390
Net premiums written	$462,114	$791,034	$(2,336)	$1,250,812
Net premiums earned	$402,229	$629,848	$19,049	$1,051,126
Other insurance revenue	8,004	—	—	8,004
Net loss and loss adjustment expenses	(272,987)	(412,192)	(17,322)	(702,501)
Commission and other acquisition expenses	(107,972)	(188,995)	(6,517)	(303,484)
General and administrative expenses	(19,421)	(1,152)	(402)	(20,975)
Underwriting income (loss)	$9,853	$27,509	$(5,192)	$32,170
Reconciliation to net income
Net investment income and realized gains on investment				56,614
Interest and amortization expenses				(15,426)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Amortization of intangible assets				(1,638)
Foreign exchange gains				1,072
Other general and administrative expenses				(9,155)
Income tax expense				(1,421)
Net income				$33,976

Net loss and loss adjustment expense ratio(7)	66.5%	65.4%		66.3%
Commission and other acquisition expense ratio(8)	26.3%	30.0%		28.7%
General and administrative expense ratio(9)	4.8%	0.2%		2.8%
Combined ratio(11)	97.6%	95.6%		97.8%

(7) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(10) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(11) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.